EXHIBIT 99

PRESS RELEASE  DATED April 26, 2007

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920)527-5045

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS RECORD FIRST QUARTER RESULTS

NEENAH, WISCONSIN, April 26, 2007 — Bemis Company, Inc. (NYSE-BMS) today reported quarterly diluted earnings of $0.45 per share for the first quarter ended March 31, 2007, compared to $0.35 per share for the same quarter of 2006, a 28.0 percent improvement.  Excluding restructuring and related charges and gains recorded in each period, results for the first quarter of 2007 would have increased 7.4 percent compared to the results of the first quarter of 2006.  (See attached schedule: “Reconciliation of Non-GAAP Data”.)

Net sales increased to $909.1 million for the first quarter of 2007, a 0.8 percent increase from $901.6 million for the same period of 2006.  Currency benefits contributed 2.3 percent to net sales for the quarter.

Commenting on the results of the quarter, Jeff Curler, Bemis Company’s Chairman, President and Chief Executive Officer, said, “This quarter’s earnings per share results are in line with our guidance, and we are on track to meet our growth objectives for the year.  We continue to see improvement in the areas of the business where we are investing in new capital and R&D projects.  Our cost management initiatives have expanded throughout our global organization in 2007, and our business teams are using these tools to bring improved quality, customer service and profitability to all of our product markets.”

BUSINESS SEGMENTS

Flexible Packaging

Flexible packaging, which represented about 82 percent of total Company net sales during the quarter, reported net sales of $743.2 million in the first quarter, compared to net sales of $740.2 million for the first quarter of 2006.  Currency related sales growth of 1.9 percent was substantially offset by lower sales volumes in certain markets.  Segment operating profit for the first quarter of 2007 was $88.4 million, or 11.9 percent of net sales, which included a net gain on the sale of a closed facility of $0.5 million.  Segment operating profit for the first quarter of 2006 was $70.9 million, or 9.6 percent of net sales, which included restructuring and related charges of $11.0 million.  Excluding restructuring and related charges and the net gain on the sale of the closed facility, segment operating profit as a percentage of net sales would have been 11.8 percent in the first quarter of 2007 compared to 11.1 percent a year ago.   Currency benefits added $0.8 million to operating profit in the first quarter of 2007.

“We are beginning to see the benefits of the improvements that we have made over the past year,” said Curler regarding the flexible packaging segment results.  “Our focus on cost management and production improvement has substantially improved both our production efficiency and our customer service levels.  Our recent investments in growing markets, including meat and cheese, medical products, dairy and liquids, and beverage overwrap, are contributing to improved results over last year.  These areas of emphasis are offsetting the impact of lower sales volumes in markets for dry foods, bakery, confectionery, and industrial products.  Considerable attention is being directed at these product lines where cost management projects have been initiated to improve our competitive position over the next 12 to 18 months.  Our broad array of new products for 2007 is creating new opportunities for sales growth in value-added markets.  The expansion of our global medical packaging facilities will be completed and operational later this year.  These facility improvements will expand our capabilities, improve our production efficiency, position Bemis to continue to grow in the medical device packaging market, and support our expansion into pharmaceutical packaging applications.”

Pressure Sensitive Materials

First quarter net sales from the pressure sensitive materials business segment were $165.9 million, a 2.8 percent increase from the first quarter of 2006.  Currency effects accounted for sales growth of 4.3 percent.  Segment operating profit for the first quarter of 2007 was $14.2 million, or 8.6 percent of net sales, compared to the first quarter of 2006 when segment operating profit was $14.7 million or 9.1 percent of net sales.  Excluding the impact of restructuring and related charges, operating profit as a percent of net sales would have been 9.3 percent in 2006.  Higher operating profit in the first quarter of 2006 reflects a more favorable mix of technical product sales.  Currency benefits added $0.8 million to operating profit for the first quarter of 2007.

“Our pressure sensitive materials segment continues to perform well in this competitive environment,” Curler noted. “Net sales of graphic products increased this quarter, while net sales of label and technical products decreased modestly compared to the strong first quarter volumes of 2006.   Looking at the balance of the year, I am confident that our focused marketing strategy and ongoing business improvement projects will continue to deliver sales and profit improvement in this segment.”

Other Costs (Income), Net

In the first quarter of 2007, other costs and income included $4.8 million of financial income compared to $3.0 million for the first quarter of 2006.  Bemis also recorded a $4.5 million restructuring charge related to employee costs in the first quarter of 2006.

Capital Structure

Total debt to total capitalization was 34.6 percent at March 31, 2007, compared to 33.0 percent at December 31, 2006.   Total debt as of March 31, 2007 was $854.4 million, an increase of $64.6 million from the balance of $789.8 million at December 31, 2006.  Cash flow from operations was $76.1 million in the first quarter of 2007, a 55.1 percent increase from the first quarter of 2006.  During the quarter, cash flow from operations was used to fund a dividend increase and the repurchase of one million shares of Bemis common stock.  In addition, capital expenditures were above historical quarterly spending levels due to the carryover to 2007 of about $20 million of spending which had been originally planned for the fourth quarter of 2006.  Bemis historically generates the highest levels of cash flow from operating activities during the second and third quarters of the year.

Dividend Increase and Share Repurchase

In the first quarter, the board of directors approved an 11 percent increase in the quarterly dividend and increased management’s share repurchase authorization by 3.0 million shares.  Bemis repurchased one million shares of its common stock on the open market during the first quarter of 2007 for $34.2 million.

2007 Earnings Outlook

Management expects second quarter 2007 diluted earnings per share to be comparable to the diluted earnings per share for second quarter of 2006, exclusive of 2006 restructuring charges, or in a range around $0.51 per share.  Guidance for the full year 2007 remains unchanged at $1.98 to $2.08 per share.  Management continues to expect capital expenditures to be in the $175 to $185 million range for 2007.  Commenting on the outlook for the year, Curler said, “Results for the second quarter of 2006 were robust, and we believe that is a challenging but attainable objective for the second quarter of 2007.  During the second half of 2007, we expect results to further benefit from our ongoing business improvements and new product introductions.”

Presentation of Non-GAAP Information

Some of the information presented in this press release reflects adjustments to “As reported” results to exclude certain amounts related to the Company’s restructuring initiative.  This adjusted information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of the Company’s restructuring initiative on the comparability of the Company’s operations.  A reconciliation of the GAAP amounts to the non-GAAP amounts is included with this press release.  Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission today.

Forward Looking Statements

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, changes in customer order patterns, the results of competitive bid processes, a failure in our information technology infrastructure or applications, foreign currency fluctuations and changes in prevailing market interest rates.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2006.

Bemis Company, Inc. will webcast an investor telephone conference regarding its first quarter 2007 financial results this morning at 10 a.m., Eastern Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations”.  Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2006 net sales of $3.6 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting. The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 15,700 individuals in 55 manufacturing facilities in 10 countries around the world.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands of dollars except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net sales	$909,130	$901,649

Costs and expenses:
Cost of products sold	732,062	734,302
Selling, general, and administrative expenses	84,822	83,703
Research and development	6,225	6,141
Interest expense	12,490	12,798
Other costs (income), net	(4,614)	2,250
Minority interest in net income	589	452

Income before income taxes	77,556	62,003

Provision for income taxes	29,300	24,200

Net income	$48,256	$37,803

Basic earnings per share of common stock	$.46	$.36

Diluted earnings per share of common stock	$.45	$.35

Cash dividends paid per share of common stock	$.21	$.19

Weighted average common shares outstanding	105,053	104,959
Weighted average common shares and common stock equivalents outstanding	106,535	106,739

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(dollars in thousands)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS

Cash	$142,848	$112,160
Accounts receivable, net	462,802	448,382
Inventories, net	469,004	467,853
Prepaid expenses	70,760	65,317
Total current assets	1,145,414	1,093,712

Property and equipment, net	1,188,805	1,175,959

Goodwill	610,113	603,691
Other intangible assets, net	101,677	102,123
Deferred charges and other assets	43,201	63,524
Total	754,991	769,338

TOTAL ASSETS	$3,089,210	$3,039,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$16,306	$16,345
Short-term borrowings	63,965	51,232
Accounts payable	370,044	383,351
Accrued salaries and wages	76,153	94,220
Accrued income and other taxes	15,406	10,307
Total current liabilities	541,874	555,455

Long-term debt, less current portion	774,163	722,211
Deferred taxes	134,375	134,168
Deferred credits and other liabilities	128,320	125,974
Total liabilities	1,578,732	1,537,808

Minority interest	31,023	29,185

Stockholders’ equity:
Common stock issued (116,862,387 and 116,114,347 shares)	11,686	11,611
Capital in excess of par value	313,185	317,177
Retained income	1,457,441	1,431,747
Other comprehensive income (loss)	48,910	29,098
Treasury common stock (12,272,771 and 11,272,771 shares)	(351,767)	(317,617)
Total stockholders’ equity	1,479,455	1,472,016

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,089,210	$3,039,009

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities
Net income	$48,256	$37,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,775	38,864
Minority interest in net income	(589)	452
Excess tax benefit from share-based payment arrangements	(5,612)	(811)
Stock award compensation	3,831	2,572
Deferred income taxes	1,343	(1,458)
Income of unconsolidated affiliated company	(263)	(245)
Loss (gain) on sales of property and equipment	2,887	100
Non-cash restructuring related activities	(519)	6,780
Changes in working capital, net of effects of acquisitions	(36,787)	(37,801)
Net change in deferred charges and credits	23,728	2,782

Net cash provided by operating activities	76,050	49,038

Cash flows from investing activities
Additions to property and equipment	(52,189)	(36,848)
Business acquisitions and adjustments, net of cash acquired	(97)
Proceeds from sales of property and equipment	3,730	58

Net cash used in investing activities	(48,556)	(36,790)

Cash flows from financing activities
Repayment of long-term debt	(1,975)	(9,801)
Net borrowing of commercial paper	54,550	50,831
Net borrowing of short-term debt	10,142	5,285
Cash dividends paid to stockholders	(22,729)	(19,927)
Common stock purchased for the treasury	(34,150)	(17,804)
Excess tax benefit from share-based payment arrangements	5,612	811
Stock incentive programs and related withholdings	(13,567)

Net cash provided (used) by financing activities	(2,117)	9,395

Effect of exchange rates on cash	5,311	2,214

Net (decrease) increase in cash	30,688	23,857

Cash balance at beginning of year	112,160	91,125

Cash balance at end of period	$142,848	$114,982

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP DATA
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Reconciliation of GAAP to Non-GAAP Operating Profit and Operating Profit as a Percentage of Net Sales by Segment
Flexible Packaging
Net Sales	$743.2	$740.2

Operating Profit as reported	$88.4	$70.9

Non-GAAP adjustments:
Restructuring and related charges (income)	$(0.5)	$11.0

Operating Profit as adjusted	$87.9	$81.9

Operating Profit as a percentage of Net Sales
As Reported	11.9%	9.6%
As Adjusted	11.8%	11.1%

Pressure Sensitive Materials
Net Sales	$165.9	$161.4

Operating Profit as reported	$14.2	$14.7

Non-GAAP adjustments:
Restructuring and related charges (income)	$—	$0.3

Operating Profit as adjusted	$14.2	$15.0

Operating Profit as a percentage of Net Sales
As Reported	8.6%	9.1%
As Adjusted	8.6%	9.3%

Reconciliation of GAAP to Non-GAAP Earnings per Share
Diluted earnings per share as reported	$0.453	$0.354

Non-GAAP adjustments per share, net of taxes:
Restructuring and related charges (income)	$(0.003)	$0.065

Diluted earnings per share as adjusted	$0.450	$0.419

BEMIS COMPANY, INC. AND SUBSIDIARIES
OPERATING PROFIT AND PRETAX PROFIT
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Flexible Packaging operating profit	$88.4	$70.9

Pressure Sensitive Materials operating profit	$14.2	$14.7

General Corporate Expenses	$(11.9)	$(10.3)

Interest Expense	$(12.5)	$(12.8)

Minority Interest in Net Income	$(0.6)	$(0.5)

Income before Income Taxes	$77.6	$62.0